PRESS RELEASE


SI FINANCIAL GROUP, INC. REPORTS RESULTS FOR THE QUARTER AND SIX MONTHS ENDED JUNE 30, 2006

WILLIMANTIC, CONNECTICUT--JULY 26, 2006. SI Financial Group, Inc. (the "Company") (NASDAQ Global Market: SIFI), the holding company of Savings Institute Bank and Trust Company (the "Bank"), reported net income of $757,000, or $0.06 basic and diluted earnings per common share, for the quarter ended June 30, 2006 versus net income of $845,000, or $0.07 basic and diluted earnings per common share, for the quarter ended June 30, 2005. Net income for the six months ended June 30, 2006 was $1.6 million, or $0.13 basic and diluted earnings per common share, compared to $1.7 million, or $0.14 basic and diluted earnings per common share, for the six months ended June 30, 2005. Lower net income in 2006 was the result of higher noninterest expenses, offset by increases in noninterest income and net interest and dividend income.

For the three months and the six months ended June 30, 2006, net interest and dividend income increased 12.1% to $6.0 million from $5.4 million and increased 9.2% to $11.7 million from $10.7 million, respectively, compared to the same periods in 2005. Net interest and dividend income rose principally due to an increase in the average balance of interest-earning assets and higher average yields, offset by an increase in the cost of funds.

The provision for loan losses decreased $10,000 to $120,000 for the second quarter of 2006, mainly due to lower commercial loan volume compared to the same quarter in 2005. Commercial loans tend to carry a higher risk of default than residential mortgage loans. The provision for loan losses increased $170,000 for the first half of 2006 compared to the same period in the prior year. The higher provision reflects greater loan volume, primarily attributable to commercial and residential mortgage loans which increased 10.4% and 9.2%, respectively, and an increase in the Bank's managed loans from the prior year-end. Additionally, the purchase of $10.3 million of indirect automobile loans contributed to the provision for loan losses due to the increased risk of loss associated with consumer lending. The quality of the loan portfolio remains high, as evidenced by the low volume of nonperforming loans and loan charge-offs. At June 30, 2006, nonperforming loans totaled $204,000 compared to $950,000 at June 30, 2005. For the six months ended June 30, 2006 and 2005, net recoveries from loan losses totaled $1,000 and $75,000, respectively.

Noninterest income was $2.0 million for the quarter ended June 30, 2006 compared to $1.6 million for the quarter ended June 30, 2005. Noninterest income was $4.1 million for the first half of 2006 compared to $3.0 million for the same period of 2005. Contributing to the rise in noninterest income were increases in wealth management fees and service fees. Wealth management fees increased as a result of fee income associated with SI Trust Servicing, the Bank's third-party trust outsourcing service that was acquired in November 2005. Branch expansion, deposit-related products and electronic banking usage resulted in higher service fees. For the first half of 2006, the net loss on the sale of securities of $112,000 reflects the sale of government-sponsored enterprise securities in the second quarter of 2006 compared to a net gain on the sale of securities of $35,000 for the first half of 2005. The net gain on the sale of loans of $35,000 for 2006 resulted from the sale of $4.7 million of fixed-rate residential mortgage loans versus a net gain of $147,000 on the sale of $31.6 million of predominately fixed-rate residential mortgage loans in the first half of 2005. The sale of loans reflects the Company's initiative to reduce its sensitivity to increases in interest rates.

Noninterest expenses increased for both the three months and the six months ended June 30, 2006 compared to the same periods in 2005, primarily due to increased operating costs associated with the expansion of branch offices and the acquisition of SI Trust Servicing. Compensation costs, occupancy and equipment and computer and electronic banking services contributed the largest increase in noninterest expenses, offset by a decrease in outside professional services. Compensation costs were higher in 2006 due to increased staffing levels and the amortization of share-based compensation arrangements. Share-based compensation expense totaled $382,000 and $96,000 for the six months ended June 30, 2006 and 2005, respectively. Occupancy and equipment expense increased primarily due to additional operating lease payments, depreciation expense and other occupancy-related expenses. To a lesser extent, marketing and advertising costs rose in response to various promotional initiatives. Outside professional services expense was lower in 2006 versus 2005 as a result of reduced legal and auditing expenditures.


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Total assets grew $39.6 million, or 5.7%, to $731.4 million at June 30, 2006 from $691.9 million at December 31, 2005. Contributing to the increase in assets were increases of $38.6 million in net loans receivable, available for sale securities of $6.3 million, other assets of $586,000 and Federal Home Loan Bank stock of $569,000, offset by a decrease in cash and cash equivalents of $7.1 million and the sale of other real estate owned of $325,000. The increase in net loans receivable reflects strong loan originations, representing an increase of 8.7% over the same period of the prior year, with residential mortgage loans contributing the largest increase. Additionally, the Bank's purchase of $10.3 million of indirect automobile loans increased the consumer loan portfolio. Available for sale securities increased as a result of purchases of government-sponsored enterprises and mortgage-backed securities with maturities of five to ten years, offset by higher unrealized holding losses. Increases in other assets were primarily due to other investments and receivables. Federal Home Loan Bank stock rose in response to an increase in Federal Home Loan Bank borrowings.

Total liabilities were $651.7 million at June 30, 2006 compared to $611.8 million at December 31, 2005. Deposits increased $33.1 million, or 6.5%, primarily related to a rise in short-term certificates of deposit as a result of attractive promotional rates. Borrowings increased from $95.1 million at December 31, 2005 to $101.9 million at June 30, 2006, resulting from an increase in FHLB advances utilized to fund loan growth.

Total stockholders' equity decreased $341,000 from $80.0 million at December 31, 2005 to $79.7 million at June 30, 2006. The decrease in equity related to stock repurchases of 129,266 shares at a cost of $1.4 million, an increase in net unrealized holding losses on available for sale securities aggregating $665,000 (net of taxes) and dividends declared of $363,000, offset by earnings of $1.6 million. The Company's investment securities portfolio, which includes primarily government-sponsored enterprises and mortgage-backed securities, was unfavorably affected by market rates and reported higher unrealized losses on available for sale securities for the period. As previously announced, the Company declared a cash dividend of $0.04 per outstanding common share on June 21, 2006 to be paid on July 28, 2006 to shareholders of record as of July 7, 2006. SI Bancorp, MHC, the Company's mutual holding company parent, intends to waive receipt of its dividend.

"We continue to successfully implement our current strategic plan with the opening of new branches," said President and Chief Executive Officer, Rheo A. Brouillard. "In our effort to reach new customers and broaden our value to existing customers, we have successfully opened three new branch offices in fourteen months. We anticipate the opening of our 19th office in Gales Ferry, Connecticut in August."

SI Financial Group, Inc. is the holding company for Savings Institute Bank and Trust Company. Established in 1842, the Savings Institute Bank and Trust Company is a community-oriented financial institution headquartered in Willimantic, Connecticut. Through its eighteen offices, the Bank offers a full-range of financial services to individuals, businesses and municipalities within its market area.

THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.


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

SELECTED FINANCIAL CONDITION DATA:
---------------------------------------------------------------------------------------------------------------
                                                                          June 30,            December 31,
(DOLLARS IN THOUSANDS)                                                      2006                  2005
---------------------------------------------------------------------------------------------------------------
                                                                         (UNAUDITED)
ASSETS
Noninterest-bearing cash and due from banks                        $            16,153   $            16,317
Interest-bearing cash and cash equivalents                                       2,723                 9,629
Investment securities                                                          132,488               125,657
Loans held for sale                                                                  -                   107
Loans receivable, net                                                          552,364               513,775
Cash surrender value of life insurance                                           7,974                 7,837
Other assets                                                                    19,742                18,546
                                                                   --------------------------------------------

            Total assets                                           $           731,444   $           691,868
                                                                   ============================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
     Deposits                                                      $           542,432   $           509,297
     Borrowings                                                                101,882                95,146
     Other liabilities                                                           7,428                 7,382
                                                                   --------------------------------------------
         Total liabilities                                                     651,742               611,825
                                                                   --------------------------------------------

Stockholders' equity                                                            79,702                80,043
                                                                   --------------------------------------------

         Total liabilities and stockholders' equity                $           731,444   $           691,868
                                                                   ============================================


SELECTED OPERATING DATA:
---------------------------------------------------------------------------------------------------------------
                                                     Three Months Ended               Six Months Ended
                                                          June 30,                        June 30,
                                                          --------                        --------
(DOLLARS IN THOUSANDS / UNAUDITED)                 2006            2005              2006             2005
---------------------------------------------------------------------------------------------------------------
Interest and dividend income                    $     10,389    $       8,192   $      19,919   $     16,084
Interest expense                                       4,373            2,824           8,269          5,416
                                                ---------------------------------------------------------------
     Net interest and dividend income                  6,016            5,368          11,650         10,668
                                                ---------------------------------------------------------------

Provision for loan losses                                120              130             405            235
                                                ---------------------------------------------------------------
Net interest and dividend income after
     provision for loan losses                         5,896            5,238          11,245         10,433

Noninterest income                                     2,005            1,629           4,129          2,956
Noninterest expenses                                   6,779            5,611          13,059         10,805
                                                ---------------------------------------------------------------
Income before provision for income taxes               1,122            1,256           2,315          2,584

Provision for income taxes                               365              411             763            837
                                                ---------------------------------------------------------------
Net income                                      $        757    $         845   $       1,552   $      1,747
                                                ===============================================================

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

SELECTED OPERATING DATA - CONCLUDED:
---------------------------------------------------------------------------------------------------------------
                                                         Three Months Ended             Six Months Ended
                                                              June 30,                       June 30,
                                                              --------                       --------
(UNAUDITED)                                             2006           2005            2006           2005
---------------------------------------------------------------------------------------------------------------
Earnings per common share:
     Basic                                       $      0.06     $       0.07     $      0.13    $      0.14
     Diluted                                            0.06             0.07            0.13           0.14

Weighted-average common shares outstanding:
     Basic                                        11,787,126       12,087,104      11,804,457     12,083,278
     Diluted                                      11,825,839       12,095,709      11,851,001     12,093,218


SELECTED FINANCIAL RATIOS:
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                                                         At or For the Three           At or For the Six
                                                             Months Ended                 Months Ended
(DOLLARS IN THOUSANDS)                                         June 30,                    June 30,
                                                               --------                    --------
                                                          2006           2005          2006          2005
---------------------------------------------------------------------------------------------------------------
SELECTED PERFORMANCE RATIOS: (1)
Return on average assets                                     0.42%        0.53%         0.44%        0.56%
Return on average equity                                     3.79         4.16          3.91         4.33
Interest rate spread                                         3.06         3.26          3.05         3.30
Net interest margin                                          3.50         3.61          3.47         3.64
Efficiency ratio (2)                                        83.35        80.36         82.18        79.51

ASSET QUALITY RATIOS:
Allowance for loan losses                                                          $   4,075     $  3,510
Allowance for loan losses as a percent of total
     loans                                                                              0.73%        0.74%
Allowance for loan losses as a percent of
     nonperforming loans                                                             1997.55%      369.47%
Nonperforming loans                                                                $     204     $    950
Nonperforming loans as a percent of total
     loans                                                                              0.04%        0.20%
Nonperforming assets (3)                                                           $     204     $    950
Nonperforming assets as a percent of total
     assets                                                                             0.03%        0.14%

(1)  Quarterly ratios have been annualized.
(2) Represents noninterest expenses divided by the sum of net interest and dividend income and noninterest income, less any realized gains or losses on the sale of securities.
(3) Nonperforming assets consist of nonperforming loans and other real estate owned.

CONTACT:
SI Financial Group, Inc.
Sandra Mitchell, (860) 456-6509
Vice President / Director of Corporate Communications investorrelations@banksi.com
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